CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Universal Broadband Networks, Inc.
Irvine, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2000, except as for Note 10, as to which the date is July 7, 2000, relating to the consolidated financial statements of Universal Broadband Networks, Inc. (formerly IJNT.net, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                          /S/ BDO Seidman LLP
                                                          -------------------
                                                          BDO SEIDMAN, LLP




Costa Mesa, California
August 11, 2000